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                                                                    EXHIBIT 4.1b

                        SUPPLEMENT NO. 2 TO THE INDENTURE

                           dated as of July [ ], 2003

                                     between

                             SPECIALTY TRUST, INC.,
                formerly known as Specialty Mortgage Trust, Inc.,
                                    as Issuer

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
          formerly known as Bankers Trust Company of California, N.A., as Trustee

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                  SUPPLEMENT NO. 2 to the iNDENTURE dated as of July [ ], 2003
("Supplemental Indenture No. 2") between SPECIALTY TRUST, INC., formerly known as Specialty Mortgage Trust, Inc. (the "Issuer"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, formerly known as Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee"), to the Indenture dated as of January 1, 2001, by and between the Issuer and the Trustee (the "Initial Indenture"), as amended by the Supplement No. 1 to the Indenture dated as of May 1, 2002 (the "Supplemental Indenture No. 1", together with the Initial Indenture, the "Indenture").

                  WHEREAS, Section 9.01 of the Indenture permits entry into agreements supplemental to the Indenture upon the terms and conditions specified therein;

                  WHEREAS, the Issuer and the Trustee have heretofore executed the Indenture;

                  WHEREAS, pursuant to Section 9.01(2) and (6) of the Indenture the Issuer and the Trustee wish to amend certain terms of the Indenture by entering into this Supplemental Indenture No. 2; and

                  WHEREAS, such action will not adversely affect the interests of the Holders of the Notes.

                  NOW, THEREFORE, the Issuer and the Trustee agree to enter into this Supplemental Indenture No. 2, hereby amending certain terms of the Indenture, as of the date hereof as follows:

         Section 1. Definitions. Each term used but not defined herein shall have the meaning assigned to such term in the Indenture.

         Section 2.  Amendments.

                  A. Clause (a) of Section 2.03 of the Indenture is hereby deleted and replaced in its entirety with the following:

                           "(a)     General.

                           The Notes shall be designated generally as the
                  Specialty Trust, Inc. Collateralized Investment Notes.

                           The aggregate principal amount of Notes at any time
                  outstanding which may be executed, authenticated and delivered under this Indenture is limited to $100,000,000."

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                  B.       The First Paragraph of Clause (c) of Section 2.03 of
the Indenture is hereby deleted and replaced in its entirety with the following:

                           The Notes will bear interest upon the unpaid
                  principal amount thereof from the date of issuance of the Notes at the rate per annum fixed by the Issuer on the date of issuance. Accrued interest on the Notes shall be computed on the basis of a 365-day year and actual days elapsed or on the basis of a 360-day year consisting of twelve 30-day months or on the basis of such other method as may be determined by the Issuer, as set forth in an Issuer Order delivered to the Trustee on or prior to the date of issuance of the Notes. Once determined, the rate of interest payable on a Note and the method of computing interest will remain fixed until the Note matures. The interest rate on the Notes will in no event be less than the applicable federal rate which is a rate periodically set by the Internal Revenue Service as the minimum for short-term borrowings. Interest is payable to the persons in whose names the Notes are registered at the election of the Noteholder either (a) monthly in arrears on the Payment Date of each month or such other day as may be provided in the related Issuer Order, or (b) compounding monthly, at the Stated Maturity.

                  C. Exhibit A-1 is hereby added to the Indenture, in the form of Exhibit I attached hereto

         Section 3. Counterparts. This Supplemental Indenture No. 2 may be executed in several counterparts, each of which shall be deemed an original hereof and all of which, when taken together, shall constitute one and the same Supplemental Indenture No. 2.

         Section 4. Ratification of Indenture. Except as provided herein, all provisions, terms and conditions of the Indenture shall remain in full force and effect. This Supplemental Indenture No. 2 is not intended to, and shall not, modify, add to, or amend any of the terms of the Notes, including, but not limited to, the Stated Maturity of the Notes, that were issued under the Indenture prior to the date of this Supplemental Indenture No. 2. As supplemented by this Supplemental Indenture No. 2, the Indenture is ratified and confirmed in all respects.

         Section 5. Entire Agreement. This Supplemental Indenture No. 2 sets forth the entire agreement between the Issuer and the Trustee with respect to the subject matter hereof, and this Supplemental Indenture No. 2 supersedes and replaces any agreement or understanding that may have existed between the Issuer and the Trustee prior to the date hereof in respect of such subject matter.

                           [SIGNATURE PAGE TO FOLLOW]

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Supplemental Indenture No. 2 as of the date set forth above.

                              SPECIALTY TRUST, INC.,
                               formerly known as Specialty Mortgage Trust, Inc., as Issuer

                              By: ______________________________________________
                                  Name:
                                  Title:

                              DEUTSCHE BANK NATIONAL TRUST COMPANY,
                               formerly known as Bankers Trust Company of California, N.A., as Trustee

                              By: ______________________________________________
                                  Name:
                                  Title:

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                                    EXHIBIT I

                                   EXHIBIT A-1

                       [FORM OF FACE OF CERTIFICATED NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT INSURED BY ANY GOVERNMENTAL AGENCY.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE INVESTOR ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), A(2), (A)3 OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE INVESTOR ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) TO AN INDIVIDUAL "ACCREDITED INVESTOR" AS DEFINED IN SUBPARAGRAPH (A)(4), (A)(5) OR (A)(6) OF RULE 501 UNDER THE SECURITIES ACT WHO IS RESIDING IN ONE OF THE JURISDICTIONS AUTHORIZED BY THE COMPANY AND WHO IS ACQUIRING THE SECURITY FOR HIS OR HER OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY.

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No. _______________                                            $_____________
Date of Issuance: ________________

                              SPECIALTY TRUST, INC.
                         Collateralized Investment Notes

     SPECIALTY TRUST, INC., a Maryland corporation (hereinafter called the "Issuer," which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to _____________________, or its registered assigns (the "Holder") the principal sum of __________________ Dollars ($_______) on ____________ (the "Stated Maturity" of said principal sum), and to pay interest upon the unpaid amount of such principal sum from the date of issuance, monthly on the 20th of each month commencing on ___________________ (each an "Interest Payment Date"), at the rate of _____% per annum, until the principal is paid in full or made available for payment. Accrued interest on the Notes shall be computed on the basis of a 365-day year and actual days elapsed or on the basis of a 360-day year consisting of twelve 30-day months or on the basis of such other method as may be determined by the Issuer, as set forth in an Issuer Order delivered to the Trustee on or prior to the issuance date of the Notes. Interest on the Notes will in no event be less than the applicable federal rate. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of _________, 2003, as amended (the "Indenture"), executed by Deutsche Bank National Trust Company, formerly known as Bankers Trust Company of California, N.A., Trustee (the "Trustee," which term includes any successor Trustee under the Indenture) and the Issuer. Payment of principal and interest on this Note shall be subject and pursuant to the provisions of the Indenture.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by an authorized officer of the Issuer as of the date of issuance set forth above.

                                        SPECIALTY TRUST, INC.

                                        By: __________________________
                                        Title:  ______________________

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        formerly known as Bankers Trust Company
                                        of California, N.A. as Trustee

                                        By: __________________________
                                            Authorized Officer

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                            [FORM OF REVERSE OF NOTE]

     This Note is one of an authorized issue of Notes of the Issuer known as its "Collateralized Investment Notes" (the "Notes"), limited in aggregate principal amount up to U.S. $100,000,000 issued and outstanding at any one time. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the nature and extent of the property assigned, pledged, delivered, transferred and mortgaged thereunder, the rights, duties and obligations of the Holders of the Notes, the Trustee and the Issuer, and terms under which the Notes are authenticated, issued and secured. By receiving and holding this Note, the Holder hereof accepts and agrees and is subject to all of the terms and provisions of the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture, and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of the Notes shall be conclusive and binding upon the holder of this Note and upon all future holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits certain amendments, waivers and consents by the Company and the Trustee without the consent of the Holders of any of the Notes.

     In any case where any Interest Payment Date or the Stated Maturity shall not be a Business Day in Nevada, then any payment of interest or principal need not be made on such date but may be made on the next succeeding Business Day in Nevada with the same force and effect as if made on the Interest Payment Date or the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Stated Maturity to such next succeeding Business Day.

     If any Event of Default with respect to the Notes shall occur, the principal of this Note may become or be declared due and payable, in the manner and with the effect provided in the Indenture.

     The Notes are authorized and issuable only as registered Notes without coupons in minimum denominations of $25,000. As provided in, and subject to the provisions of, the Indenture, the Notes are exchangeable for other Notes of a different authorized denomination or denominations, as requested by the Holder surrendering the same; provided, however, that the Issuer shall not be required to issue any Notes of a denomination less than $25,000.

     No service charge will be made for any such transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to the due presentment for registration of transfer, the Issuer and the Trustee and any agent of the Issuer or the Trustee shall treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Issuer nor the Trustee nor any agent of either of them shall be affected by notice to the contrary.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the times, place and rate and in the coin or currency herein prescribed.

     As provided in the Indenture, this Note shall for all purposes be governed by and construed in accordance with the laws of the State of Nevada.

     The Issuer intends that each Note be classified as debt for all purposes, and the Issuer shall treat, and each Noteholder by acceptance of the Note shall be deemed to have agreed to treat, the Note as debt for all tax purposes and shall make all reportings and filings in a manner consistent with such classification unless and to the extent otherwise required by an applicable taxing authority.

                                    TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ (Please print or typewrite name and address of Assignee) _________________________ (Please insert Social Security or tax identification number of Assignee) the within Note, and all rights thereunder, hereby irrevocably constitution and appointing _____________________ Attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Dated: __________________________               _____________________________
                                                   Signature of Transferor

     NOTICE: The signature to this transfer must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever. If required by the Issuer, the signature must be guaranteed by a commercial bank or trust company or by a member of a signature guaranty medallion program. Notarized or witnessed signatures are not acceptable.